UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 16, 2013

Nyxio Technologies Corporation

(Exact name of small business issuer as specified in its charter)

Nevada	98-0501477
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

2156 NE Broadway, Portland, Oregon 97232
(Address of principal executive offices)

855-436-6996
(Issuer’s telephone number)

_______________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – Registrant’s Business and Operations

Item 1.01 Entry Into A Material Definitive Agreement

On July 16, 2013, our board of directors approved our entry into an Amended and Restated Employment Agreement (the “Agreement”) with our President and CEO, Giorgio Johnson. The Agreement, which is effective beginning July 1, 2013, provides for an increase in Mr. Johnson’s annual compensation from $48,000 per year to $250,000. The purpose of this increase is to provide for compensation commensurate with both the position of chief executive officer and the compensation allocated to our other employees and independent contractors performing executive duties. Either party to the Agreement can terminate the employment relationship at any time, with or without cause, and with or without notice.

The Agreement should be reviewed in its entirety for additional information.

Item 9.01 Financial Statements and Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit Number	Description
10.1	Amended and Restated Employment Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nyxio Technologies Corporation

/s/ Giorgio Johnson

Giorgio Johnson

Chief Executive Officer

Date: July 17, 2013

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